UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 11, 2007 (June 7, 2007)

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Zix Corporation (the “Company”) held its 2007 Annual Meeting of Shareholders on June 7, 2007.
     At the meeting, the following five matters were approved by the Company’s shareholders:
     (1) The shareholders elected as directors of the Company, Robert C. Hausmann, Charles N. Kahn III, James S. Marston, Antonio R. Sanchez III, Paul E. Schlosberg, and Richard D. Spurr. The following tabulation shows the votes with respect to this matter:

Nominee	Shares For	Shares Withheld
Robert C. Hausmann	52,425,680	907,984
Charles N. Kahn III	52,378,533	955,131
James S. Marston	52,242,259	1,091,405
Antonio R. Sanchez III	52,250,138	1,083,526
Paul E. Schlosberg	52,300,697	1,032,967
Richard D. Spurr	52,431,487	902,177
     (2) The shareholders voted to amend the Zix Corporation 2006 Directors’ Stock Option Plan. Attached as Exhibit 10.1 is the stock option plan, as amended. The following tabulation shows the votes with respect to this matter:

For	19,718,482
Against	3,196,511
Abstain	172,138
Broker NonVotes	30,246,533
     The Company’s five non-employee directors, pursuant to the amendments approved by the shareholders, were granted options to acquire shares of the Company’s common stock in respect of their Board committee service. A form of the option agreements and individual vesting schedules are attached as Exhibit 10.2.
     (3) The shareholders voted to amend the Zix Corporation 2004 Stock Option Plan. Attached as Exhibit 10.3 is the stock option plan, as amended. The following tabulation shows the votes with respect to this matter:

For	19,249,430
Against	3,661,697
Abstain	176,004
Broker NonVotes	30,246,533

     (4) The shareholders voted to amend the Company’s non-director stock option plans to grant the Board of Directors (or a committee thereof) the authority to amend outstanding Company stock option agreements. Attached as Exhibits 10.4 through 10.6 are the relevant stock option plans, as amended. The following tabulation shows the votes with respect to this matter:

For	18,642,509
Against	4,245,906
Abstain	198,716
Broker NonVotes	30,246,533
     (5) The shareholders voted to approve a proposal to ratify the selection of Whitley Penn LLP as the Company’s independent registered public accounting firm. The following tabulation shows the votes with respect to this matter:

For	51,900,444
Against	1,346,114
Abstain	87,106
     All five matters were approved.
     Also, the Company’s Chairman and Chief Executive Officer, Richard D. Spurr, made a verbal presentation relating to the Company’s business at the Annual Meeting. Substantially the text of the remarks that Richard D. Spurr made were included in the Company’s filing on Form 8-K, filed June 7, 2007. Mr. Spurr’s presentation at the Annual Meeting was preceded by the following “safe harbor” statement by Mr. Ronald A. Woessner, the Chairman of the Annual Meeting, pursuant to the Private Securities Litigation Reform Act of 1995:
     “I would like to read a statement regarding any forward looking statements that may be made during Mr. Spurr’s presentation, including his comments relating to the projected 2nd quarter financial results for the Company. The presentation may include certain forward-looking statements that are based on the current beliefs of, or the assumptions made by, or information currently available to ZixCorp’s management. Forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “project,” “will,” “could,” “should,” or other similar expressions. ZixCorp’s actual results, performance, prospects or opportunities in 2007 and beyond could differ materially from those expressed in or implied by these statements. Information concerning risk factors that could allow actual results to differ materially from those expressed in or implied by these forward-looking statements are contained in ZixCorp’s filings with the Securities and Exchange Commission. Except as required by federal securities regulation, ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements for any reason after the date of this meeting.”

     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description
10.1	Zix Corporation 2006 Directors’ Stock Option Plan, amended and restated as of June 7, 2007.
10.2	Form of non-employee director stock option agreements and individual vesting schedules with respect to June 7, 2007, option grants to non-employee directors.
10.3	Zix Corporation 2004 Stock Option Plan, amended and restated as of June 7, 2007.
10.4	Zix Corporation 2003 New Employee Stock Option Plan, amended and restated as of June 7, 2007.
10.5	Zix Corporation 2001 Stock Option Plan, amended and restated as of June 7, 2007.
10.6	Zix Corporation 2001 Employee Stock Option Plan, amended and restated as of June 7, 2007.
10.7	Description of Zix Corporation 2007 Management Variable Compensation Plan.
SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: June 11, 2007	By:	/s/ Barry W. Wilson

Barry W. Wilson
Chief Financial Officer and Treasurer

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